Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

September 2, 2020

Media Contact:
Brianne Hyder
Corporate Communications
Phone: 503-464-8596

Dan Katcher / Jamie Moser / Arielle Rothstein
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Contact:
Jardon Jaramillo
Investor Relations
Phone: 503-464-7051

Portland General Electric Announces it No Longer Has Net Exposure to the Market Relating to Previously Disclosed Energy Trading Positions; Reports Total Third Quarter Losses on these Positions of $128 Million

Raises Lower End of Guidance: Updates Full-Year 2020 Guidance to $1.40 to $1.60 Per Diluted Share

PORTLAND, Ore., September 2, 2020 – Portland General Electric Company (NYSE: POR) (“PGE” or the “Company”) today announced that it no longer has net market exposure from the energy trading positions that led to previously announced losses, and that total third quarter 2020 losses on these positions are $128 million. As previously disclosed, this amount had been estimated to be up to $155 million, subject to market conditions.

The increase in net variable power costs due to this trading activity will be recognized in PGE’s results of operations in the third quarter 2020. The Company reiterates that there will be no impact to customer prices, as the Company will not pursue regulatory recovery in connection with the losses. The losses do not impact PGE’s ability to serve customers.

The Company continues to have a strong balance sheet and ample liquidity, and does not plan to issue additional equity in 2020.

In light of no longer having net market exposure to these energy trading positions, PGE is updating its previously revised full-year 2020 guidance to $1.40 to $1.60 per diluted share. This guidance reflects the impact of the $128 million third quarter 2020 losses on these positions and is based on the following assumptions:
•Annual retail deliveries flat, weather adjusted, year over year;
•Average hydro conditions for the year;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $550 million and $570 million, which includes a full-year forecasted bad debt expense of $15 million due to moratoriums on collection activities and customer disconnects; and
•Depreciation and amortization expense between $410 million and $430 million.

The review being undertaken by the Special Committee of the Board of Directors is ongoing.

About Portland General Electric Company
Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE has 16 generation plants in five Oregon counties, and maintains and operates 13 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2019, PGE, employees, retirees and the PGE Foundation donated $4.7 million and volunteered 32,900 hours with more than 700 nonprofits across Oregon. For more information visit portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company’s full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of the review being conducted by the Special Committee; the impact of the recommendations of the Special Committee on the Company and its operations; the time and expense incurred in implementing the recommendations of the Special Committee; any reputational damage to the Company relating to the matters underlying the Special Committee’s review; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; and cyber security breaches of the Company's customer information system or operating systems, which may affect customer bills or other aspects of our operations; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on Form 10-K and in other documents that the Company files with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

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